Filed Pursuant to Rule 424(b)(2)
Registration No. 333-200212

Optimization Strategies Product Airbag Return Optimization Securities

Performance Strategies Product Airbag Performance Securities

Linked to

Common Stock or

Shares of an Exchange Traded Fund

Product Supplement

Dated November 17, 2014

(To Prospectus dated November 14, 2014)

  The Securities

  UBS AG may offer and sell the following Securities from time to time:

Optimization Strategies Product		Performance Strategies Product
Airbag Return Optimization Securities	(“AROS”)	Airbag Performance Securities	(“APS”)

  We may refer to the AROS as an “Optimization Strategies Product”.

  We may refer to the APS as a “Performance Strategies Product”.

  We refer to the Optimization Strategies Product and the Performance Strategies Product collectively as the “Securities”.

The Underlier(s)

Each of the Securities may be linked to:

➢	a common stock, including an American depositary receipt (an “ADR”), of a specific company, or

➢	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying asset”).

General Terms

This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The applicable prospectus supplement and final terms supplement (together, the “applicable supplements”) to this product supplement will describe the specific terms of any Securities that we offer, including (i) the particular product being offered, (ii) the underlying asset and (iii) the specific manner in which such Securities may be offered.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable supplements, the following hierarchy will govern: first, the final terms supplement; second, the prospectus supplement; third, this product supplement; and last, the accompanying prospectus.

The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable supplements, include the following:

Issuer:	UBS AG (“UBS”).

Booking Branch:	The booking branch of UBS will be specified in the applicable final terms supplement.

Issue Price:	The issue price per Security will be set equal to 100% of the principal amount of each Security.

Trade Date:	As specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Settlement Date:	As specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Final Valuation Date:	As specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Valuation Date”.

Maturity Date:	As specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date”.

No Coupon:	We will not pay you interest during the term of the Securities.

Principal Amount:	$1,000 per Security, unless otherwise specified in the applicable final terms supplement.

No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable final terms supplement.

Calculation Agent:	UBS Securities LLC.

Payment at Maturity for the Securities

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the final level is less than the conversion level, you will lose some and, in extreme situations, all of your initial investment.

All defined terms relating to payment at maturity are set forth beginning on page ii under “Defined Terms Relating to Payments at Maturity for the Securities”.

Optimization Strategies Product:

The Optimization Strategies Product provides participation in, and may enhance by the multiplier, any positive underlying return only up to a predetermined maximum gain with up to full downside market exposure at maturity.

AROS Payment at Maturity:	For any AROS offering, at maturity UBS will pay you a cash payment, or deliver to you a number of shares of the underlying asset, for each AROS you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset is less than the conversion level, calculated as follows:

➢	If the underlying return is positive, UBS will pay you a cash payment per AROS equal to:

$1,000	+ ($1,000 × the lesser of (a) Underlying Return × Multiplier and (b) Maximum Gain).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the conversion level, UBS will pay you a cash payment per AROS equal to:

Principal	Amount of $1,000.

➢	If the underlying return is negative and the final level is less than the conversion level, UBS will deliver to you a number of shares of the underlying asset (and, if applicable, cash in lieu of fractional shares) per AROS equal to the:

Share	Delivery Amount.

Investors in AROS will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Specifically, if the final level is less than the conversion level, UBS will deliver to you the share delivery amount at maturity which is expected to be worth less than your principal amount. In extreme situations, you could lose all of your initial investment.

Performance Strategies Product:

The Performance Strategies Product provides participation in, and may enhance by the participation rate, any positive underlying return with up to full downside market exposure at maturity.

APS Payment at Maturity:	For any APS offering, at maturity UBS will pay you a cash payment, or deliver to you a number of shares of the underlying asset, for each APS you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset is less than the conversion level, calculated as follows:

➢	If the underlying return is positive, UBS will pay you a cash payment per APS equal to:

$1,000	+ ($1,000 × Underlying Return × Participation Rate).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the conversion level, UBS will pay you a cash payment per APS equal to:

Principal	Amount of $1,000.

➢	If the underlying return is negative and the final level is less than the conversion level, UBS will deliver to you a number of shares of the underlying asset (and, if applicable, cash in lieu of fractional shares) per APS equal to the:

Share	Delivery Amount.

Investors in APS will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Specifically, if the final level is less than the conversion level, UBS will deliver to you the share delivery amount at maturity which is expected to be worth less than your principal amount. In extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments at Maturity for the Securities:

Underlying Return:	The quotient, expressed as a percentage, of (i) the final level of the underlying asset minus the initial level of the underlying asset, divided by (ii) the initial level of the underlying asset. Expressed as a formula:

Final Level – Initial Level
Initial Level

Initial Level:	Unless otherwise provided in the applicable final terms supplement, the closing level of the underlying asset on the trade date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”).

Final Level:	Unless otherwise provided in the applicable final terms supplement, the closing level of the underlying asset on the final valuation date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”).

Multiplier:	With respect to the AROS, a positive number equal to or greater than 1.0 specified in the applicable final terms supplement.

Participation Rate:	With respect to the APS, a positive percentage equal to or greater than 100% specified in the applicable final terms supplement.

Maximum Gain:	With respect to the AROS, a positive percentage specified in the applicable final terms supplement.

Conversion Level:	A specified level of the underlying asset that is less than the initial level, equal to a percentage of the initial level as set forth in the applicable final terms supplement (as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”).

Share Delivery Amount:	A number of shares of the underlying asset equal to the principal amount divided by the conversion level. Expressed as a formula:

$1,000
Conversion Level

The share delivery amount is subject to adjustments in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”. Any fractional shares included in the share delivery amount will be paid in cash at an amount equal to the product of the fractional shares and the final level.

See “Risk Factors” beginning on page PS-16 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. For this purpose, UBS classifies the AROS as an Optimization Strategy and the APS as a Performance Strategy. For a more detailed description of each of the four categories, please see “Structured Product Categorization” beginning on page PS-9.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Financial Services Inc.

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this product supplement together with the prospectus dated November 14, 2014, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series A, of which the Securities are a part and any applicable supplements related to the Securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement will specify the underlying asset and the specific pricing terms for that issuance and, together with the applicable prospectus supplement (collectively, the “applicable supplements”), will indicate any changes to the general terms specified below. In some instances UBS AG may prepare a pricing supplement on the trade date, in lieu of a final terms supplement and related prospectus supplement. References in this product supplement to the “applicable supplements” or the “final terms supplement” will also refer to the applicable pricing supplement as the context may require. You should read the applicable supplements in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities,” we mean the Optimization Strategies Product and the Performance Strategies Product. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants,” dated November 14, 2014, of UBS.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable supplements, the following hierarchy will govern: first, the final terms supplement; second, the prospectus supplement; third, this product supplement; and last, the accompanying prospectus.

What is the Optimization Strategies Product and the Performance Strategies Product?

The “Optimization Strategies Product” consists of the Airbag Return Optimization Securities (which we refer to as “AROS”) and the “Performance Strategies Product” consists of the Airbag Performance Securities (which we refer to as “APS”). We refer to the Optimization Strategies Product and the Performance Strategies Product collectively as the “Securities”.

What Are the Securities?

The Securities are medium-term unsubordinated and unsecured debt securities issued by UBS AG linked to:

➢	a common stock, including an American depositary receipt (an “ADR”), of a specific company, or

➢	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying asset”).

As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as ADRs. We refer to the common stock represented by an ADR as “non-U.S. stock”. If the underlying asset is an ADR, the term “non-U.S. stock issuer” refers to the issuer of the non-U.S. stock underlying the ADR. The underlying asset will be specified in the applicable final terms supplement to this product supplement.

Payment at Maturity for the Securities

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the final level is less than the conversion level, you will lose some and, in extreme situations, all of your initial investment.

All defined terms relating to payment at maturity are set forth below on page PS-3 under “Defined Terms Relating to Payments at Maturity for the Securities”.

Optimization Strategies Product:

The Optimization Strategies Product provides participation in, and may enhance by the multiplier, any positive underlying return only up to a predetermined maximum gain with up to full downside market exposure at maturity.

Payment at Maturity for Airbag Return Optimization Securities

For any AROS offering, at maturity UBS will pay you a cash payment, or deliver to you a number of shares of the underlying asset, for each AROS you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset is less than the conversion level, calculated as follows:

➢	If the underlying return is positive, UBS will pay you a cash payment per AROS equal to:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Multiplier and (b) Maximum Gain).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the conversion level, UBS will pay you a cash payment per AROS equal to:

Principal Amount of $1,000.

➢

If the underlying return is negative and the final level is less than the conversion level, UBS will deliver to you a number of shares of the underlying asset (and, if applicable, cash in lieu of fractional shares) per AROS equal to the:

Share Delivery Amount.

Investors in AROS will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Specifically, if the final level is less than the conversion level, UBS will deliver to you the share delivery amount at maturity which is expected to be worth less than your principal amount. In extreme situations, you could lose all of your initial investment.

Performance Strategies Product:

The Performance Strategies Product provides participation in, and may enhance by the participation rate, any positive underlying return with up to full downside market exposure at maturity.

Payment at Maturity for Airbag Performance Securities

For any APS offering, at maturity UBS will pay you a cash payment, or deliver to you a number of shares of the underlying asset, for each APS you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset is less than the conversion level, calculated as follows:

➢	If the underlying return is positive, UBS will pay you a cash payment per APS equal to:

$1,000 + ($1,000 × Underlying Return × Participation Rate).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the conversion level, UBS will pay you a cash payment per APS equal to:

Principal Amount of $1,000.

➢

If the underlying return is negative and the final level is less than the conversion level, UBS will deliver to you a number of shares of the underlying asset (and, if applicable, cash in lieu of fractional shares) per APS equal to the:

Share Delivery Amount.

Investors in APS will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Specifically, if the final level is less than the conversion level, UBS will deliver to you the share delivery amount at maturity which is expected to be worth less than your principal amount. In extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments at Maturity for the Securities:

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset minus the initial level of the underlying asset, divided by (ii) the initial level of the underlying asset. Expressed as a formula, the underlying return is:

Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable final terms supplement, the “initial level” will be the closing level of the underlying asset on the trade date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”).

Unless otherwise provided in the applicable final terms supplement, the “final level” will be the closing level of the underlying asset on the final valuation date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”).

The applicable final terms supplement will specify the rate at which you will participate in the performance of the underlying asset. The rate will be referred to as the “multiplier” in the case of AROS and the “participation rate” in the case of APS. The multiplier or participation rate will be a positive number equal to or greater than 1.0 or 100%, respectively, as specified in the applicable final terms supplement.

With respect to the AROS, the applicable final terms supplement will specify a maximum gain (the “maximum gain”), which will be a positive percentage and will cap the amount you may receive at maturity.

The “share delivery amount” is a number of shares of the underlying asset equal to (i) the principal amount per Security divided by (ii) the conversion level of the underlying asset, as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”. Any fractional shares included in the share delivery amount will be paid in cash at an amount equal to the product of the fractional shares and the final level.

The “conversion level” is a specified level of the underlying asset that is less than the initial level, equal to a percentage of the initial level as set forth in the applicable final terms supplement, as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

The calculation agent may adjust the terms of the Securities for the underlying asset in the case of antidilution and reorganization events described below under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

The Securities Are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Securities that may be identical in all respects, except that each offering may be linked to the performance of a different underlying asset and will be subject to the particular terms of the respective Securities set forth in the applicable supplements. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable supplements. The performance of each offering of the Securities will depend solely upon the performance of the underlying asset to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Specific Terms of each Security Will Be Described in Applicable Supplements

The applicable prospectus supplement and final terms supplement (together, the “applicable supplements”) accompanying this product supplement describe the specific terms of your Securities. The terms described therein modify or supplement those described herein and in the accompanying prospectus.

You should read any applicable supplements in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable supplements, an investment in the Securities may offer the following features:

➢

Risk of loss at maturity — You may suffer losses at maturity depending on whether the final level of the underlying asset is less than the conversion level. If the final level of the underlying asset is less than the conversion level, UBS will deliver to you the share delivery amount at maturity for each Security that you own which is expected to be worth less than your principal amount. You will lose a percentage of your principal amount at a proportionately higher percentage relative to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. In extreme situations, you could lose all of your initial investment.

➢

The stated payout from the issuer applies only at maturity — If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset is equal to or greater than the conversion level. All payments on the Securities are subject to the creditworthiness of UBS.

➢	Participation in the Positive Performance of the Underlying Asset — At maturity, the Securities provide participation in, and may enhance, any positive underlying return at the multiplier or participation rate, as applicable. In the case of AROS, however, the payment at maturity is limited to the maximum gain. You can receive the full benefit of the applicable rate from UBS only if you hold your Securities to maturity.

➢	Minimum Investment — Unless otherwise specified in the applicable final terms supplement, the Securities have a $1,000 principal amount per Security and a minimum investment of one Security.

What Are Some of the Risks of the Securities?

An investment in the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable supplements.

➢

Risk of loss at maturity — You may suffer losses at maturity depending on whether the final level of the underlying asset is less than the conversion level. If the final level of the underlying asset is less than the conversion level, UBS will deliver to you the share delivery amount at maturity for each Security that you own which is expected to be worth less than your principal amount. You will lose a percentage of your principal amount at a proportionately higher percentage relative to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Therefore, the further the final level has declined from the conversion level, the closer your loss of principal will be to the decline of the underlying asset from the initial level, and in extreme situations, you could lose all of your initial investment. For example, if the conversion level is 80% of the initial level and the final level is 70% of the initial level, you will lose 12.50% of your initial investment at maturity, which is greater than the 10% additional decline of the underlying asset from the conversion level.

➢

The stated payout from the issuer applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset at such time is equal to or greater than the conversion level.

➢

The participation in the positive performance of the underlying asset applies only if you hold your Securities to maturity — At maturity, the Securities provide participation in, and may enhance, any positive underlying return at the multiplier or participation rate, as applicable. You can receive the full benefit of the applicable rate from UBS only if you hold your Securities to maturity.

➢

Your potential return on the AROS is limited by a maximum gain — The return potential of the AROS is limited to the maximum gain. Therefore, for the AROS you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the multiplier, exceeds the maximum gain, and your return on the AROS may be less than a direct investment in the underlying asset.

➢	No interest payments — UBS will not pay any interest with respect to the Securities.

➢

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

➢

Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset and, if the underlying asset is an ETF, indirectly linked to the value of the stocks (“underlying equity constituents”), futures contracts on physical commodities (“constituent commodities”) and other assets constituting the ETF (collectively, “underlying constituents”). The level of the underlying asset can rise or fall sharply due to factors specific to such underlying asset or its underlying constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions.

➢

Owning the Securities is not the same as owning any underlying asset or underlying constituents — The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset or underlying constituents comprising the underlying asset, as applicable. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying asset or underlying equity constituents during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset or any underlying constituent may have.

➢

There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the conversion level. The final level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying asset or, if the underlying asset is an ETF, the underlying constituents. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and the risk of losing some or all of your initial investment.

➢

The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial level, share delivery amount, conversion level and/or final level, as applicable, of the underlying asset, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of the Securities and the payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable final terms supplement as necessary to achieve an equitable result.

       Common Stocks: Following certain reorganization events relating to the issuer of the underlying asset where such issuer is not the surviving entity, the amount of cash or shares you receive at maturity may be based on the equity security of a successor to the underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event. If the issuer of the underlying asset becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying asset is delisted or otherwise suspended from trading, the amount of cash or shares you receive at maturity may be based on a substitute security as defined below under “General Terms of the Securities — Reorganization Events”.

       ETFs: If the underlying asset is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the amount of cash or shares you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described below under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF”.

       ADRs: If the underlying asset is an ADR, following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the amount of cash or shares you receive at maturity may be based on the non-U.S. stock represented by the ADR as described below under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events” beginning on pages PS-35 and PS-39, respectively, of this product supplement, as well as the above-referenced sections.

➢

There may be little or no secondary market for the Securities — Unless otherwise specified in the applicable final terms supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to their intrinsic value and you may suffer substantial losses as a result.

➢

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying asset; the price volatility of each underlying asset or underlying constituent; the dividend rate paid on each underlying asset or underlying equity constituent; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

➢

Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public because the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

➢

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying asset or any underlying constituent, may adversely affect the market price of the underlying asset and, therefore, the market value of the Securities.

➢

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying asset, or if the underlying asset is an ETF, the issuers of securities constituting underlying constituents of such ETF, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the payment at maturity of the Securities based on observed levels of the underlying asset. The calculation agent can postpone the determination of the initial level and the final level of the underlying asset, on the trade date or final valuation date, respectively.

➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

➢

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Securities, as specified in the applicable final terms supplement, the Securities generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

➢

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk of an investment in the underlying asset or underlying constituents.

➢	You believe the level of the underlying asset will appreciate over the term of the Securities, and for investors in AROS, that the percentage of appreciation is unlikely to exceed the maximum gain.

➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.

➢	You do not seek current income from your investment and are willing to forego dividends paid on the underlying asset and any underlying constituents.

➢	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

➢

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities, as specified in the applicable final terms supplement, the Securities generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

➢	You require an investment designed to provide a full return of principal at maturity.

➢	You are not willing to make an investment that may have the full downside market risk of an investment in the underlying asset.

➢

You believe that the level of the underlying asset will decline during the term of the Securities and is likely to be less than the conversion level on the final valuation date, or for investors in AROS, you believe the level of the underlying asset will appreciate over the term of the Securities by a percentage greater than the maximum gain.

➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.

➢	You seek current income from this investment or prefer to receive the dividends paid on the underlying asset and underlying constituents.

➢	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

➢	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” beginning on page PS-16 of this product supplement.

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. For this purpose, UBS classifies the AROS as an Optimization Strategy and the APS as a Performance Strategy. The description below is intended to describe generally the four categories of structured products and the types of principal repayment features, if any, which may be offered on those products. This description should not be relied upon as a description of any particular structured product.

➢

Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These structured products are generally designed for investors with low to moderate risk tolerances, but who can tolerate downside market risk prior to maturity.

➢

Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk

➢

Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

➢	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These structured products are generally designed for investors with high risk tolerances.

In order to benefit from any type of limited market exposure, investors must hold the security to maturity. Classification of structured products into categories is not intended to guarantee particular results or performance.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-48 and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying asset. If your Securities are so treated, you should generally not accrue any income with respect to the underlying asset and, subject to the discussion below regarding receipt of shares of the underlying asset at maturity, you should generally recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Subject to the discussion below with respect to “constructive ownership,” such recognized gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss will be short-term capital gain or loss if you have held your Securities for one year or less).

Physical Settlement. If the Securities are physically settled, subject to the constructive ownership rules discussed below, you should generally not recognize gain or loss with respect to the underlying asset received at maturity (other than with respect to cash received in lieu of a fractional share, if any). Consistent with this position, you should have an aggregate tax basis in the underlying asset (including any fractional share for which cash is received) equal to your adjusted tax basis in the Securities and should have a holding period in the underlying asset beginning on the day after receipt. With respect to any cash received in lieu of a fractional share of the underlying asset, you should recognize capital gain or loss in an amount equal to the difference between the amount of that cash and the tax basis allocable to the fractional share.

Constructive Ownership. A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company or trust (such as shares of certain underlying assets that are ETFs), a passive foreign investment company (“PFIC”), a real estate investment trust (“REIT”) or certain other “pass-thru entities”. If the Securities were treated as a “constructive ownership transaction”, the tax consequences of sale, exchange or maturity of the Securities could be affected materially and adversely. Under the “constructive ownership transaction” rules, if an investment in Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Supplemental U.S. Tax Considerations” on page PS-48) in respect of a Security would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)) of the U.S. holder (the “Excess Gain”). It is not clear how the “net underlying long-term capital gain” is determined with respect to the Securities. Unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any “Excess Gain” to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued such that the amount in each successor year is equal to the income of the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security). In the case of Securities referencing a gold or silver ETF, if Section 1260 were to apply to your Securities any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles”.

While physical settlement is contemplated only in the circumstance that the final level is less than the conversion level on the final valuation date, it is possible that there could be subsequent gain in the underlying asset between the final valuation date and the maturity date resulting in gain with respect to the Securities. In that case, under the constructive ownership rules, you would be treated as having sold your Securities and all or a portion of any recognized long-term capital gain would be subject to recharacterization as ordinary income and subject to an interest charge as described above. Appropriate adjustments in your tax basis in the underlying asset would be required.

There exists a risk that an investment in Securities that are linked to shares of an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership transaction”. If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security would be recharacterized as ordinary income. Furthermore, depending on the precise terms of a particular offering of Securities that reference an ETF or other “pass-thru entity”, the risk may be substantial that such Securities would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Securities could be recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”). Because the application of the constructive ownership rules to the Securities is unclear, U.S. holders are urged to consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We believe that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, including possible treatment as a “constructive ownership transaction” subject to the constructive ownership rules of Section 1260, and that the timing and character of your income from the Securities could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-51. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

In 2007, the Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-48 unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Additionally, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences (including possible application of Section 1260 and alternative treatments and the issues presented by the 2007 IRS notice) of an investment in the Securities (or any shares of the underlying asset received at maturity), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying asset issuer).

Hypothetical Examples of How the Securities Perform

This section provides examples of how the Securities perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final level of the underlying asset relative to the initial level. We cannot predict the final level of the underlying asset. You should not take these examples as an indication or assurance of the expected performance of the underlying asset. The examples are based on the assumptions therein.

Calculate the Underlying Return

The underlying return is the difference between the final level and initial level of the underlying asset and is expressed as a percentage of the initial level. The underlying return may be positive or negative and is calculated as follows:

Underlying Return	=	Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable final terms supplement, the “initial level” will be the closing level of the underlying asset on the trade date as determined by the calculation agent.

Unless otherwise provided in the applicable final terms supplement, the “final level” will be the closing level of the underlying asset on the final valuation date as determined by the calculation agent.

Hypothetical Performance Scenarios

Based on the computation of the underlying return above, the following charts show hypothetical performance scenarios for both the AROS and APS based on a range of underlying returns given the stated assumptions. These examples of how the Securities perform under various scenarios are provided for illustrative purposes only and are purely hypothetical.

The below table illustrates the payment at maturity for a hypothetical offering of AROS and APS with a $1,000 principal amount, each with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the following table illustrate examples in which an investor would (i) , in the case of AROS, realize a return equal to the maximum gain, (ii) realize a return equal to the underlying return and (iii) realize a loss on the initial investment.

Assumptions:

AROS	APS
Maximum Gain: 16%	Participation Rate: 160%
Multiplier: 2.0	Initial Level: $100
Initial Level: $100	Conversion Level: $80
Conversion Level: $80	Share Delivery Amount: 12.5
Share Delivery Amount: 12.5

Underlying Return of Underlying Asset		AROS		APS
Final Level	Underlying Return	Payment at Maturity	Total Return at Maturity	Payment at Maturity	Total Return at Maturity
$125	25.00%	$1,160	16.00%	$1,400	40.00%
$120	20.00%	$1,160	16.00%	$1,320	32.00%
$115	15.00%	$1,160	16.00%	$1,240	24.00%
$110	10.00%	$1,160	16.00%	$1,160	16.00%
$108	8.00%	$1,160	16.00%	$1,128	12.80%
$105	5.00%	$1,100	10.00%	$1,080	8.00%
$100	0.00%	$1,000	0.00%	$1,000	0.00%
$90	-10.00%	$1,000	0.00%	$1,000	0.00%
$80	-20.00%	$1,000	0.00%	$1,000	0.00%
$70	-30.00%	$875	-12.50%	$875	-12.50%
$60	-40.00%	$750	-25.00%	$750	-25.00%
$50	-50.00%	$625	-37.50%	$625	-37.50%
$40	-60.00%	$500	-50.00%	$500	-50.00%
$30	-70.00%	$375	-62.50%	$375	-62.50%
$20	-80.00%	$250	-75.00%	$250	-75.00%
$10	-90.00%	$125	-87.50%	$125	-87.50%
$0	-100.00%	$0	-100.00%	$0	-100.00%

Payment at maturity is capped due to the maximum gain.
Payment at maturity equals the principal amount; underlying return is zero.
Payment at maturity is less than the principal amount; each percentage decline in the level of the underlying asset below the conversion level results in a proportionately higher percentage decline in the value of the share delivery amount.

Example 1 — The Final Level of the Underlying Asset is $125 (resulting in an Underlying Return of 25%).

AROS:

Because the underlying return at maturity of 25%, when multiplied by the multiplier of 2.0, is greater than the maximum gain of 16%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the lesser of (a) 50% and (b) 16%)

= $1,000 + $160 = $1,160 per AROS (a total return of 16%).

This example shows that investors in the AROS receive enhanced exposure to the positive underlying return due to the multiplier, only up to the maximum gain; investors will not receive any further benefit of any appreciation in excess thereof.

APS:

Because the underlying return at maturity is 25%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 40%)

= $1,000 + $400 = $1,400 per APS (a total return of 40%).

This example shows that investors in the APS receive enhanced exposure to the positive underlying return at the participation rate without the maximum gain limitation feature of the AROS.

Example 2 — The Final Level of the Underlying Asset is $105 (resulting in an Underlying Return of 5%).

AROS:

For AROS, because the underlying return at maturity of 5%, when multiplied by the multiplier of 2.0, is less than the maximum gain of 16%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the lesser of (a) 10% and (b) 16%)

= $1,000 + $100 = $1,100 per AROS (a total return of 10%).

APS:

Because the underlying return at maturity is 5%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 8%) =

$1,000 + $80 = $1,080 per APS (a total return of 8%).

This example shows that investors in both the AROS and APS participate in the positive underlying return multiplied by the multiplier or participation rate, as applicable, when that amount is equal to or less than the maximum gain limitation feature of the AROS.

Example 3 — The Final Level of the Underlying Asset is $100 (resulting in an Underlying Return of 0%).

AROS and APS:

Because the underlying return at maturity is 0%, the payment at maturity would be equal to the initial investment of $1,000 per Security (a total return of 0%).

This example shows that that investors in the both the AROS and APS receive a total return of zero if the underlying return is zero.

Example 4 — The Final Level of the Underlying Asset is $80 (resulting in an Underlying Return of -20%).

AROS and APS:

Because the final level of $80 is equal to or greater than the conversion level of $80, the payment at maturity would be equal to the initial investment of $1,000 per Security (a total return of 0%).

This example shows that investors will receive payment at maturity equal to their initial investment when the final level is equal to or greater than the conversion level.

Example 5 — The Final Level of the Underlying Asset is $40 (resulting in an Underlying Return of -60%).

AROS and APS:

Because the final level of $40 is less than the conversion level of $80, the investor will receive the share delivery amount at maturity with cash paid in lieu of fractional shares per Security. In this example, the payment at maturity would be calculated as follows:

$40 × 12.5 shares = $500*

*	$500 represents the cash value of the share delivery amount on the final valuation date. Because the Securities are physically settled, at maturity UBS will deliver to you 12 shares of the underlying asset (with a cash value of $480), along with cash in lieu of the fractional share (with a cash value of $20).

This example shows that if the final level of the underlying asset is less than the conversion level, investors in the Securities will receive the share delivery amount at maturity, which is expected to be worth less than their principal amount. Investors are exposed at a proportionately higher percentage to the percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. In extreme situations, investors could lose all of their initial investment.

Investors should note that, in the event that the final level is less than the conversion level, any decline in the level of the underlying asset during the period between the final valuation date and the maturity date will cause your return on the Securities to be less than the return you would have received had we instead paid you an amount in cash equal to the share delivery amount.

Risk Factors

The return on the Securities is linked to the performance of the underlying asset and will depend on whether the underlying return is positive or negative and, if negative, whether the final level is less than the conversion level. Investing in the Securities is not equivalent to a direct investment in the underlying asset or underlying constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable supplements, before investing in the Securities.

The repayment of any principal amount of the Securities only applies at maturity and is not guaranteed. You may lose some or all of your initial investment in the Securities.

You may suffer losses at maturity depending on whether the final level of the underlying asset is less than the conversion level. If the final level of the underlying asset is less than the conversion level, UBS will deliver to you the share delivery amount at maturity for each Security that you own which is expected to be worth less than your principal amount. You will lose a percentage of your principal amount at a proportionately higher percentage relative to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Therefore, the further the final level has declined from the conversion level, the closer your loss of principal will be to the decline of the underlying asset from the initial level, and in extreme situations, you could lose all of your initial investment. For example, if the conversion level is 80% of the initial level and the final level is 70% of the initial level, you will lose 12.50% of your initial investment at maturity, which is greater than the 10% additional decline of the underlying asset from the conversion level.

The stated payout from the issuer applies only if you hold your Securities to maturity.

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset is equal to or greater than the conversion level.

The multiplier or participation rate applies only if you hold your Securities to maturity.

At maturity, the Securities provide participation in, and may enhance, any positive return in the underlying asset at the applicable rate. In the case of AROS, however, your payment at maturity is limited to the maximum gain. Accordingly, the AROS do not offer full participation in the positive appreciation of the underlying asset and you may earn a return that is less than the return on a direct investment in the underlying asset or underlying constituents, as applicable. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the applicable rate or the Securities and the return may be less than the return of the underlying asset multiplied by the applicable rate even if your return is positive, and with respect to AROS, does not exceed the maximum gain. You can receive the full benefit of the applicable rate only if you hold your Securities to maturity.

Your potential return on the AROS is limited by a maximum gain.

The return potential of the AROS is limited to the maximum gain. Therefore, for the AROS you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the multiplier, exceeds the maximum gain, and your return on the AROS may be less than a direct investment in the underlying asset.

Risk Factors

You will not receive interest payments on the Securities.

You will not receive any periodic interest payments on the Securities.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities and you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment if UBS were to default on its obligations.

Owning the Securities is not the same as owning the underlying asset or underlying constituents.

The return on your Securities will not reflect the return you would realize if you actually owned the underlying asset or underlying constituents and held such investment for a similar period because:

➢

the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the underlying asset or underlying constituents during the term of the Securities, and not on the multiplier, participation rate and whether the final level of the underlying asset is less than the conversion level;

➢	with respect to AROS, the maximum gain caps your payment at maturity while a direct investment would provide uncapped gain;

➢	the return on such a direct investment could include substantial dividend payments, which you will not receive as an investor in the Securities;

➢	an investment directly in the underlying asset or underlying constituents is likely to have tax consequences that are different from an investment in the Securities; and

➢

an investment directly in the underlying asset or underlying constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in such assets, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

There can be no assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the conversion level. The final level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying asset or the issuer of a constituent stock of an ETF (each, an “underlying asset issuer”) or the constituent commodities of an ETF. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and the risk of losing some or all of your initial investment. If the underlying asset is an ETF, you should be willing to accept the risks associated with the relevant markets tracked by the ETF in general and the constituents of the ETF in particular, and the risk of losing some or all of your initial investment.

Risk Factors

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the underlying asset.

The calculation of the amount payable, if any, at maturity of the Securities may not reflect changes in the level of the underlying asset during the term of the Securities before the final valuation date specified in the applicable final terms supplement. The calculation agent will calculate the payment at maturity by comparing only the closing level of the underlying asset on the final valuation date relative to the closing level of the underlying asset on the trade date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if the level of the underlying asset has risen at certain times during the term of the Securities, to an amount greater than the initial level, before falling to a final level that is less than its conversion level.

You have limited protection in the case of antidilution and reorganization events.

For antidilution and reorganization events affecting the underlying asset, the calculation agent may adjust the initial level, conversion level, and/or final level, as applicable, of the underlying asset and any other term of the Securities. However, the calculation agent is not required to adjust the terms of the Securities for every corporate event that could affect the underlying asset. For example, the calculation agent is not required to make any adjustments if the underlying asset issuer or anyone else makes a partial tender offer or a partial exchange offer with respect to the underlying asset. An event that does not require the calculation agent to make an adjustment may materially and adversely affect the value of the Securities. In addition, the calculation agent will make all determinations and calculations concerning any such adjustment and may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, the manner described in this product supplement or the applicable supplements as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-35, “— Reorganization Events” on page PS-39 and “— Role of Calculation Agent” on page PS-46 for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the Securities may be based on securities issued by a different issuer and not on the original underlying asset.

Reorganization Events: If the underlying asset is subject to certain reorganization events relating to the underlying asset issuer, where such issuer is not the surviving entity, the amount of cash or shares you receive at maturity may be based on the equity security of a successor to the underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event, which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency. If the underlying asset issuer becomes subject to (i) a reorganization event (as defined herein) and the relevant distribution property (as defined herein) consists solely of cash or (ii) a merger or consolidation with UBS or any of its affiliates, the calculation agent may select a substitute security as defined below under “General Terms of the Securities — Reorganization Events” to replace the underlying asset. The occurrence of these reorganization events and the consequent adjustments may materially and adversely affect the value of the Securities. We describe the specific reorganization events that may lead to these adjustments and the procedures for selecting distribution property or a substitute security in the section of this product supplement called “General Terms of the Securities — Reorganization Events”. The calculation agent will make any such adjustments in order to achieve an equitable result.

ADRs: If the underlying asset is an ADR and the ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory

Risk Factors

Authority, Inc. (“FINRA”), or if the ADR facility between the non-U.S. stock issuer and the ADR depositary is terminated for any reason, the amount of cash or shares you receive at maturity will be based on the non-U.S. stock. Such delisting of the ADRs or termination of the ADR facility and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting of the ADRs or termination of the ADR facility and the consequent adjustments in the section of this product supplement called “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”.

Delisting, suspension or discontinuance: If either a common stock or an ETF that is serving as the underlying asset is delisted or trading is suspended, or the ETF is otherwise discontinued, the amount of cash or shares you receive at maturity may be based on a security issued by another company, or in the case of an ETF, a share of another ETF or a basket of securities, futures contracts, commodities or other assets. Such delisting or suspension of trading in the underlying asset, or discontinuance of an ETF, and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such discontinuance, delisting or suspension of trading in the underlying asset or ETF and the consequent adjustments in the sections of this product supplement called “General Terms of the Securities — Delisting or Suspension of Trading in the Underlying Asset” and “— Delisting, Discontinuance or Modification of an ETF”, respectively.

The calculation agent can postpone the determination of the initial level or final level of the underlying asset and therefore the final valuation date and maturity date, if a market disruption event occurs on the trade date or final valuation date.

The determination of the final level may be postponed with respect to the underlying asset if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying asset on the final valuation date. If such a postponement occurs, the calculation agent will determine the final level by reference to the closing level of the underlying asset on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset. In no event, however, will the final valuation date be postponed by more than eight trading days. As a result, the maturity date for the Securities could also be postponed, although not by more than eight trading days.

If the determination of the closing level of the underlying asset on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying asset on that day, the calculation agent will nevertheless determine the final level on such day. In such an event, the calculation agent will, in good faith, estimate the final level that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Securities — Market Disruption Events”, which may adversely affect the return on your investment in the Securities. If a market disruption event has occurred or is continuing with respect to the underlying asset on the originally-scheduled final valuation date, the maturity date will be postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date.

The calculation agent may also postpone the determination of the initial level of the underlying asset on the trade date specified in the applicable final terms supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to the underlying asset on that date. If the trade date is postponed, the calculation agent may adjust the final valuation date and maturity date to ensure that the stated term of that offering of the Securities remains the same.

Risk Factors

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, but are not required to do so and may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlying asset has risen since the trade date. The potential returns described in the applicable supplements are possible only in the case that you hold your Securities to maturity.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Securities. Generally, we expect that the level of the underlying asset on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying asset or underlying constituents (i.e., the frequency and magnitude of changes in the level(s) of such assets over the term of the Securities);

➢	for any underlying asset that is an ETF (an “underlying ETF”), changes to the composition of the underlying ETF and changes to ETF constituents;

➢	for any underlying ETF, the market prices of any underlying constituents;

➢

the dividend rate paid on the underlying asset or any underlying equity constituents (while not paid to holders of the Securities, dividend payments on the underlying asset or the underlying equity constituents may influence the value of the Securities);

➢	interest rates in the U.S. market and each market related to the underlying asset or underlying constituents;

➢	the time remaining to the maturity of the Securities;

➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;

➢	if the underlying asset is an ADR, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the non-U.S. stock is traded;

➢

for any underlying ETF having underlying constituents that are traded in non-U.S. markets, or if the underlying asset is substituted or replaced by a security that is quoted and traded in a non-U.S. currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;

➢

for any underlying ETF, the fact that such ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;

➢	the creditworthiness of UBS; and

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➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level(s) of the underlying asset or underlying constituents generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor. Due to these factors, even if the level of the underlying asset increases above the initial level during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of the underlying asset to increase while the market value of the Securities declines. Therefore, the value of the Securities prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices of the Securities.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF UNDERLYING ASSETS

The respective underlying asset or underlying constituents are subject to various market risks.

The respective underlying asset or underlying constituents are subject to various market risks. Consequently, the level of the underlying asset may fluctuate depending on the market(s) in which the underlying asset or underlying constituents operate. Market forces outside of our control could cause the final level of the underlying asset to be less than the conversion level. The level of the underlying asset can rise or fall sharply due to factors specific to the underlying asset or underlying constituents, such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity or commodity market levels, interest rates and economic and political conditions. The applicable final terms supplement will provide a brief description of the underlying asset issuer to which the Securities we offer are linked. We urge you to review financial and other information filed periodically by each underlying asset issuer with the Securities and Exchange Commission (“SEC”).

UBS and its affiliates have no affiliation with any underlying asset issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable final terms supplement, we and our affiliates are not affiliated with any underlying asset issuers and have no ability to control or predict their actions, including any corporate actions that could constitute an antidilution or reorganization event of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying asset issuer. The underlying asset issuers are not involved in the offering of the Securities in any way and have no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity. An underlying asset issuer may take actions that could adversely affect the market value of the Securities.

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The Securities are unsecured debt obligations of UBS only and are not obligations of any underlying asset issuer. No portion of the issue price you pay for the Securities will go to any underlying asset issuer.

Unless otherwise specified in the applicable final terms supplement, we have derived the information about the underlying asset issuer and the underlying asset from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset issuer or the underlying asset. You, as an investor in the Securities, should make your own investigation into the underlying asset issuer and the underlying asset for your Securities. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.

This product supplement relates only to the Securities and does not relate to the underlying asset or any underlying asset issuer.

Historical performance of the underlying asset or underlying constituents should not be taken as an indication of the future performance of the underlying asset or underlying constituents during the term of the Securities.

The historical performance of the underlying asset or underlying constituents should not be taken as an indication of the future performance of such underlying asset or underlying constituents. As a result, it is impossible to predict whether the value(s) of the underlying asset or underlying constituents will rise or fall. The final level of the underlying asset will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the underlying asset and the market value(s) of the underlying asset or underlying constituents.

An investment in the Securities may be subject to risks associated with non-U.S. markets.

The underlying asset or an underlying constituent may be issued by a non-U.S. company and may trade on a non-U.S. exchange. An investment in Securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and non-U.S. futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and U.S. futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and non-U.S. futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or non-U.S. futures contracts and the possibility of fluctuations in the rate of

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exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where the underlying asset or an underlying constituent is: (1) an ADR, which is quoted and traded in U.S. dollars, but represents a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the ADR, (2) is substituted or replaced by another underlying asset or underlying constituent, as applicable, that is quoted and traded in a non-U.S. currency; or (3) an underlying ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency.

For any underlying ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency, the value of such ETF will generally reflect the U.S. dollar value of those assets. Therefore, holders of Securities based upon an underlying ETF may be exposed to currency exchange rate risk with respect to the currency in which such underlying constituents trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. constituent(s) in such underlying asset. If, taking into account such weighting, the dollar strengthens against such non-U.S. currency, the level of such underlying ETF may be adversely affected and the value of the Securities may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a non-U.S. currency may affect the U.S. dollar equivalent of the price of any underlying asset or underlying constituent described in (1) through (3) above, and, as a result, may affect the value of the Securities.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the value of the underlying asset or any underlying constituent that is quoted and traded in a non-U.S. currency.

The underlying return for the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect the underlying asset or underlying constituents that are traded in currencies other than the U.S. dollar.

Although, as discussed above, the underlying asset or underlying constituents may be traded in, or its market value(s) may be converted into, currencies other than the U.S. dollar, the Securities are

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denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the underlying asset or underlying constituent is denominated. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities” beginning on page PS-30.

The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its respective target index.

With respect to any underlying ETF, you should be aware that, although the trading characteristics and valuations of that ETF will usually mirror the characteristics and valuations of the underlying constituents in which that ETF invests, the value of the ETF may not completely track the value of its underlying constituents. The value of the ETF will reflect transaction costs and fees that the underlying constituents in which the ETF invests do not have.

In addition, an underlying ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “target index”). The correlation between the performance of an ETF and the performance of its target index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising such target index but rather may invest in a representative sample of such assets comprising the target index. Also, an ETF may not fully replicate the performance of its target index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such target index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its target index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its target index.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

If the underlying asset is an ADR, the value of the ADRs may not completely track the price of the non-U.S. stock represented by such ADRs.

If the underlying asset is an ADR, you should be aware that, although the trading characteristics and valuations of the ADRs will usually mirror the characteristics and valuations of the non-U.S. stock represented by the ADRs, the value of an ADR upon which an offering of the Securities is based may not completely track the value of the non-U.S. stock represented by such ADR. Moreover, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADRs than for the non-U.S. stock. Since holders of the ADRs may surrender the ADRs to take delivery of and trade the non-U.S. stock (a characteristic that allows investors in ADRs to take advantage of price differentials between different markets), an illiquid market for the non-U.S. stock generally will result in an illiquid market for the ADRs representing such non-U.S. stock.

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If the underlying asset is an ADR, the trading price of such ADRs and the trading price of the Securities linked to such ADRs will be affected by conditions in the markets where those ADRs principally trade.

Although the market price of an ADR upon which an offering of Securities is based is not directly tied to the trading price of the non-U.S. stock in the non-U.S. markets where such non-U.S. stock principally trades, the trading price of ADRs is generally expected to track the U.S. dollar value of the currency of the country where the non-U.S. stock principally trades and the trading price of such non-U.S. stock on the markets where that non-U.S. stock principally trades. This means that the trading value of any ADR upon which an offering of the Securities is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the non-U.S. stock principally trades and by factors affecting the markets where such non-U.S. stock principally trades.

There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock.

If the underlying asset is an ADR, you should be aware that your Securities are linked to the ADRs and not the non-U.S. stock represented by such ADRs, and there exist important differences between the rights of holders of an ADR and the non-U.S. stock such ADR represents. Each ADR is a security evidenced by American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the market value of your Securities.

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF ETFS WITH UNDERLYING COMMODITIES

In the case of Securities linked to an ETF with underlying commodities, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of an ETF with underlying commodities and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to an ETF with underlying commodities, such Securities may not offer direct exposure to commodity spot prices.

Your Securities may be linked to an ETF with underlying commodities that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of

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the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

In the case of Securities linked to an ETF with underlying commodities, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level(s) of an ETF with underlying commodities and, therefore, the value of your Securities.

In the case of Securities linked to an ETF with underlying commodities, higher future prices of commodities included in the ETF relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an ETF with underlying commodities that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the underlying commodities included in any underlying ETF and the markets for those underlying commodities during the term of your Securities. To the extent the underlying ETF rolls futures contracts from a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the value of the ETF with underlying commodities to which your Securities are linked and, accordingly, decrease the payment you receive at maturity.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the underlying asset or any underlying constituent, or other derivative products based on the underlying asset or any underlying constituent may adversely affect any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-47, UBS or its affiliates expect to enter into hedging transactions involving purchases of the underlying asset, the underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on the underlying asset or the underlying constituents prior to and/or on the applicable trade date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market value of the underlying asset or any underlying constituent and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns

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from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the underlying asset or any underlying constituent and other instruments described above on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the underlying asset or any underlying constituent and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying asset or any underlying constituent. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying asset and underlying constituents, as applicable, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of such underlying asset and/or underlying constituent, as applicable, could be adverse to the interests of the holders of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with an underlying asset issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing level of the underlying asset or any underlying constituent, as applicable, and, therefore, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying asset or any underlying constituent or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in

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your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset and underlying constituents, if applicable, to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the payment, if any, at maturity of the Securities. We may change the calculation agent after the original issue date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying asset has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Because this determination by the calculation agent may affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for the ADR that may constitute the underlying asset.

One of our affiliates may serve as the depositary for some foreign companies that issue ADRs. If the underlying asset is an ADR and one of our affiliates serves as depositary for such ADRs, the interests of our affiliate, in its capacity as depositary for the ADRs, may be adverse to your interests as a holder of Securities.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable final terms supplement. If the IRS were successful in asserting an alternative treatment for the Securities, the timing and/or character of income on the Securities could be affected materially and adversely. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-48 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Risk Factors

Further, there exists a risk (and in certain circumstances, a substantial risk) that an investment in Securities that are linked to shares of an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership” transaction which could result in part or all of any long-term capital gain realized by you on sale or maturity of a Security being recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a maximum tax rate of 28% applicable to “collectibles”).

In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” beginning on page PS-48 unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Moreover, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences (including possible application of Section 1260 and alternative treatments and the issues presented by the 2007 IRS notice) of an investment in the Securities (or any shares of the underlying asset received at maturity), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying asset issuer).

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable supplements and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

Unlike ordinary debt securities, UBS will not pay periodic interest on the Securities and will not necessarily repay any of the principal amount of the Securities at maturity.

Denomination

Unless otherwise specified in the applicable final terms supplement, each offering of the Securities will have a principal amount of $1,000 per Security and a minimum investment of one Security.

Payment at Maturity for the Securities

UBS will not necessarily pay the principal amount of the Securities at maturity. At maturity, UBS will pay an amount in cash, or deliver a number of shares of the underlying asset, depending on the direction of and percentage change in the level of the underlying asset from the trade date to the final valuation date, which is referred to as the “underlying return”.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the final level is less than the conversion level, you will lose some and, in extreme situations, all of your initial investment.

All defined terms relating to payment at maturity are set forth below on page PS-32 under “Defined Terms Relating to Payments at Maturity for the Securities”.

Optimization Strategies Product:

The Optimization Strategies Product provides participation in, and may enhance by the multiplier, any positive underlying return only up to a predetermined maximum gain with up to full downside market exposure at maturity.

General Terms of the Securities

Payment at Maturity for Airbag Return Optimization Securities

For any AROS offering, at maturity UBS will pay you a cash payment, or deliver to you a number of shares of the underlying asset, for each AROS you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset is less than the conversion level, calculated as follows:

➢	If the underlying return is positive, UBS will pay you a cash payment per AROS equal to:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Multiplier and (b) Maximum Gain).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the conversion level, UBS will pay you a cash payment per AROS equal to:

Principal Amount of $1,000.

➢

If the underlying return is negative and the final level is less than the conversion level, UBS will deliver to you a number of shares of the underlying asset (and, if applicable, cash in lieu of fractional shares) per AROS equal to the:

Share Delivery Amount.

Investors in AROS will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Specifically, if the final level is less than the conversion level, UBS will deliver to you the share delivery amount at maturity which is expected to be worth less than your principal amount. In extreme situations, you could lose all of your initial investment.

Performance Strategies Product:

The Performance Strategies Product provides participation in, and may enhance by the participation rate, any positive underlying return with up to full downside market exposure at maturity.

Payment at Maturity for Airbag Performance Securities

For any APS offering, at maturity UBS will pay you a cash payment, or deliver to you a number of shares of the underlying asset, for each APS you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset is less than the conversion level, calculated as follows:

➢	If the underlying return is positive, UBS will pay you a cash payment per APS equal to:

$1,000 + ($1,000 × Underlying Return × Participation Rate).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the conversion level, UBS will pay you a cash payment per APS equal to:

Principal Amount of $1,000.

➢

If the underlying return is negative and the final level is less than the conversion level, UBS will deliver to you a number of shares of the underlying asset (and, if applicable, cash in lieu of fractional shares) per APS equal to the:

Share Delivery Amount.

Investors in APS will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Specifically, if the final level is less than the conversion level, UBS will deliver to you the share delivery amount at maturity which is expected to be worth less than your principal amount. In extreme situations, you could lose all of your initial investment.

General Terms of the Securities

Defined Terms Relating to Payments at Maturity for the Securities:

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset minus the initial level of the underlying asset, divided by (ii) the initial level of the underlying asset. Expressed as a formula, the underlying return is:

Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable final terms supplement, the “initial level” will be the closing level of the underlying asset on the trade date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “— Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”).

Unless otherwise provided in the applicable final terms supplement, the “final level” will be the closing level of the underlying asset on the final valuation date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “— Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”).

The applicable final terms supplement will specify the rate at which you will participate in the performance of the underlying asset. The rate will be referred to as the “multiplier” in the case of AROS and the “participation rate” in the case of APS. The multiplier or participation rate will be a positive number equal to or greater than 1.0 or 100%, respectively, as specified in the applicable final terms supplement.

With respect to the AROS, the applicable final terms supplement will specify a maximum gain (the “maximum gain”), which will be a positive percentage and will cap the amount you may receive at maturity.

The “share delivery amount” is a number of shares of the underlying asset equal to (i) the principal amount per Security divided by (ii) the conversion level of the underlying asset, as may be adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”. Any fractional shares included in the share delivery amount will be paid in cash at an amount equal to the product of the fractional shares and the final level.

The “conversion level” is a specified level of the underlying asset that is less than the initial level, equal to a percentage of the initial level as set forth in the applicable final terms supplement, as may be adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”.

The calculation agent may adjust the terms of the Securities for the underlying asset in the case of antidilution and reorganization events described below under “— Antidilution Adjustments” and “— Reorganization Events”.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable final terms supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date with respect to the underlying asset, the

General Terms of the Securities

maturity date will be postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. As discussed below under “— Final Valuation Date”, the calculation agent may postpone the final valuation date for the underlying asset if a market disruption event occurs or is continuing with respect to such underlying asset on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Events” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

The final valuation date for your Securities will be the date specified in the applicable final terms supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the underlying asset. In that event, the final valuation date for the disrupted underlying asset will be the first following trading day on which the closing level of such underlying asset is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying asset. In no event, however, will the final valuation date — and, therefore, the maturity date — for the Securities be postponed by more than eight trading days with respect to any underlying asset.

A postponement of the final valuation date for a particular offering of the Securities will not affect the final valuation date for any other offering of the Securities.

If final valuation date specified in the applicable final terms supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Closing Level

The “closing level” of the underlying asset on any trading day means:

➢

if the underlying asset (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying asset (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying asset (or such other security) is listed or admitted to trading; or

➢

if, following certain reorganization events affecting the underlying asset or following delisting or suspension of trading in the underlying asset, the underlying asset is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, the official closing price for such non-U.S. security on the primary non-U.S. exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “— Reorganization Events” beginning on page PS-39); or

➢

if the underlying asset (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or

➢

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying asset (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

General Terms of the Securities

Market Disruption Events

The calculation agent will determine the final level based upon the closing level of the underlying asset, and whether the final level of the underlying asset is less than the conversion level on the final valuation date specified in the applicable final terms supplement for each offering of the Securities. If the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing with respect to the underlying asset, the final valuation date for that offering of the Securities may be postponed by up to eight trading days. If such a postponement occurs, the calculation agent will determine the final level by reference to the closing level for the disrupted underlying asset on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset. If, however, the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the final level on such day. In such an event, the calculation agent will, in good faith, estimate the final level for the underlying asset that would have prevailed in the absence of the market disruption event.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone the final valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the final level of the underlying asset on such date.

The calculation agent may also postpone the determination of the initial level of the underlying asset on the trade date specified in the applicable final terms supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to the underlying asset on that date. If the trade date is postponed, the calculation agent may adjust the final valuation date and maturity date to ensure that the stated term of that offering of the Securities remains the same.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Any of the following will be a market disruption event with respect to a particular underlying asset related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢

a suspension, absence or material limitation of trading in the underlying asset in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;

➢

a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to the underlying asset or, with respect to an underlying ETF, to the target index of such ETF;

➢

if the underlying asset is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the underlying constituents which then comprise 20% or more of the value of the underlying constituents of the ETF on the primary exchanges for such underlying constituents for more than two hours of trading or during the one hour before the close of trading of such exchanges; or

➢

in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the underlying asset generally.

General Terms of the Securities

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to the underlying asset or, with respect to an underlying ETF, to (x) the target index of such ETF, or (y) the underlying constituents of such ETF (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,

➢	an imbalance of orders relating to those contracts, or

➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying asset.

For this purpose, for any offering of the Securities, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events with respect to any underlying asset:

➢

a limitation on the hours or numbers of days of trading in the underlying asset or options on that underlying asset, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢

a decision to permanently discontinue trading in the option or futures contracts relating to the underlying asset, or, if the underlying asset is an ETF, to the target index or underlying constituents of the ETF.

Antidilution Adjustments

For any offering of the Securities, the initial level, share delivery amount, conversion level, and/or final level, as applicable, or any other term of the Securities, are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — You have limited protection in the case of antidilution and reorganization events” on page PS-18.

How Adjustments Will be Made

If one of the events described below occurs with respect to the underlying asset and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the underlying asset, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial level, share delivery amount, conversion level and/or final level, as applicable, of the affected underlying asset or any other term of the Securities, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the share delivery amount will be doubled and the initial level and conversion level will each be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of the underlying asset, if applicable, in the event of a consolidation or merger of the issuer of the applicable underlying asset with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the Securities.

General Terms of the Securities

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial level, share delivery amount, conversion level and/or final level for the first event, then adjust those same terms for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, share delivery amount, conversion level and/or final level, as applicable, of the underlying asset. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying asset.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial level, conversion level, share delivery amount and/or final level of the underlying asset. All terms of the Securities resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Securities are linked to an ADR, the term “dividend” used in this section will mean, unless we specify otherwise in the final terms supplement for your Securities, the dividend paid by the non-U.S. stock issuer, net of any applicable non-U.S. withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADR is serving as the underlying asset, the calculation agent will consider the effect of the relevant event on the holders of the ADRs. For instance, if a holder of the ADRs receives an extraordinary dividend, the provisions below would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represents both the spun-off security as well as the existing non-U.S. stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADR is serving as the underlying asset, no adjustment will be made (1) if holders of ADRs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non- U.S. stock issuer or the depositary for the ADRs has adjusted the number of shares of non-U.S. stock represented by each ADR so that the economic terms of the ADRs would not be affected by the antidilution event in question.

If the non-U.S. stock issuer or the depositary for the ADRs, in the absence of any of the events described below, elects to adjust the number of shares of non-U.S. stock represented by each ADR, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADRs may also have the ability to make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring

General Terms of the Securities

adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying asset), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢

a subdivision, consolidation or reclassification of the underlying asset or a free distribution or dividend of shares of the underlying asset to existing holders of the underlying asset by way of bonus, capitalization or similar issue;

➢	a distribution or dividend to existing holders of the underlying asset of:

•	additional shares of the underlying asset as described under “— Stock Dividends or Distributions” below,

•

other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the underlying asset issuer equally or proportionately with such payments to holders of the underlying asset, as applicable, or

•	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

➢

the declaration by the underlying asset issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the underlying asset, as applicable, or other assets;

➢	a repurchase by the underlying asset issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

➢	a consolidation of the underlying asset issuer with another company or merger of the respective underlying asset issuer with another company; and

➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of the underlying asset.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited protection in the case of antidilution and reorganization events” on page PS-18.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the underlying asset is subject to a stock split or a reverse stock split, then the share delivery amount will be adjusted by multiplying the prior share delivery amount by, and the initial level and conversion level will each be adjusted by dividing the prior initial level and the prior conversion level by the number of shares that a holder of one share of the underlying asset before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

General Terms of the Securities

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the underlying asset is subject to a stock dividend payable in shares of such underlying asset, then the share delivery amount will be adjusted by multiplying the prior share delivery amount by, and the initial level and conversion level will each be adjusted by dividing the prior initial level and the prior conversion level by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying asset.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of the underlying asset that are in lieu of ordinary cash dividends payable with respect to shares of such underlying asset.

Other Dividends or Distributions

The terms of the Securities will not be adjusted to reflect dividends or other distributions paid with respect to the underlying asset, other than:

➢	stock dividends described under “— Stock Dividends or Distributions” above;

➢	issuances of transferable rights and warrants with respect to the underlying asset as described under “— Transferable Rights and Warrants” below;

➢	if the underlying asset is common stock in a specific company, distributions that are spin-off events described under “— Reorganization Events” beginning on page PS-39; and

➢	extraordinary cash dividends described below.

For any offering of the Securities, a dividend or other distribution with respect to the underlying asset will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the underlying asset by an amount equal to at least 10% of the closing level of the underlying asset on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which the underlying asset trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to the underlying asset and is payable in cash, then the share delivery amount will be adjusted by multiplying the prior share delivery amount by, and the initial level and the conversion level will each be adjusted by dividing the prior initial level and prior conversion level by, the ratio of the closing level of the underlying asset on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for the underlying asset equals:

➢

for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying asset minus the amount per share of underlying asset of the immediately preceding dividend, if any, that was not an extraordinary dividend for the underlying asset; or

➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

General Terms of the Securities

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of the underlying asset that is both an extraordinary dividend and payable in the underlying asset, or an issuance of rights or warrants with respect to the underlying asset that is also an extraordinary dividend, will result in adjustments to the initial level share delivery amount and conversion level, as applicable, or any other term of the Securities, as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of the underlying asset issues transferable rights or warrants to all holders of such underlying asset to subscribe for or purchase such underlying asset at an exercise price per share that is less than the closing level of such underlying asset on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial level, share delivery amount, conversion level and/or final level, as applicable, of the underlying asset, or any other terms of the Securities as the calculation agent determines appropriate with reference to any adjustment(s) to options contracts on the affected underlying asset in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange to account for the economic effect of such issuance.

Reorganization Events

Each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	the underlying asset is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying asset issuer;

(b)	the issuer of the underlying asset or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;

(c)	any statutory share exchange involving outstanding shares of the underlying asset issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;

(d)	the issuer of the underlying asset or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

(e)	the issuer of the underlying asset or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying asset, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);

(f)	the issuer of the underlying asset or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

(g)	a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the issuer of the underlying asset or any successor entity and is consummated for all or substantially all of such shares.

If a reorganization event other than a share-for-cash event or an issuer merger event (each as defined below) with respect to the underlying asset occurs, then the determination of the final level will be made by the calculation agent based upon the amount, type and value of property or properties — whether

General Terms of the Securities

securities, other property or a combination of securities, other property and cash — that a hypothetical holder of the number of shares of the underlying asset prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and be quoted and traded in a non-U.S. currency. No interest will accrue on any distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency), the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the underlying asset may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the underlying asset that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to the underlying asset and the calculation agent adjusts such underlying asset to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting the adjusted underlying asset for that offering of the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying asset were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying asset.

For example, if the underlying asset issuer merges into another company and each share of the underlying asset is converted into the right to receive two common shares of the surviving company and a specified amount of cash. The underlying asset for each Security in that particular offering will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the adjusted underlying asset for each Security in the particular offering to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments”, as if the common shares were issued by the respective underlying asset issuer. In that event, the cash component will not be adjusted but will continue to be a component of the underlying asset for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs and any amounts due at maturity of the Securities, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency) distributed in, or as a result of, the event will be substituted for the underlying asset as described above. Consequently, in this product supplement, references to the underlying asset mean any distribution property that is distributed in a reorganization event and comprises the adjusted underlying asset for the particular offering of the Securities. Similarly, references to the underlying asset issuer include any surviving or successor entity in a reorganization event affecting that issuer.

General Terms of the Securities

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing level of the non-U.S. securities) on the final valuation date, the closing level of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable final terms supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If (i) a reorganization event occurs with respect to the underlying asset and the relevant distribution property consists solely of cash (a “share-for-cash event”) or (ii) the underlying asset issuer or any successor entity becomes subject to a merger or consolidation with UBS AG or any of its affiliates (an “issuer merger event”), the calculation agent may select a substitute security (as defined under “— Delisting or Suspension of Trading in the Underlying Asset” below) to replace such underlying asset that is affected by any such share-for cash event or issuer merger event (the “original underlying asset”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The substitute security will be deemed to be the relevant underlying asset and the calculation agent will make any required adjustment to the initial level, share delivery amount, conversion level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of a share-for-cash event or an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying asset exists, then the calculation agent will deem the closing level of the original underlying asset on the trading day immediately prior to the announcement date of the share-for-cash event or issuer merger event, as applicable, to be the closing level of the underlying asset on each remaining trading day to, and including, the final valuation date.

If an ADR is serving as the underlying asset and the non-U.S. stock represented by such ADR is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADRs are not eligible to participate in such reorganization event or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has made adjustments to account for the effects of such reorganization event. However, if holders of ADRs are eligible to participate in such reorganization event and the calculation

General Terms of the Securities

agent determines that the non-U.S. stock issuer or the depositary for the ADRs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

If the distribution property comprising the adjusted underlying asset includes securities issued by one or more non-U.S. companies (aside from ADRs) or any other consideration other than equity securities saleable on a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent, unless otherwise specified in the applicable final terms supplement, to the extent that the share delivery amount is otherwise determined at maturity, we will pay, in lieu of delivery of any such security, an amount in cash (payable in U.S. dollars) equal to the value thereof, as determined by the calculation agent.

Delisting or Suspension of Trading in the Underlying Asset

If the underlying asset is delisted or trading of the underlying asset is suspended on the primary exchange for such underlying asset, and such underlying asset is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying asset will continue to be deemed the underlying asset.

If the underlying asset is delisted or trading of such underlying asset is suspended on the primary exchange for such underlying asset, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADR, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the underlying asset issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the underlying asset issuer as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Securities with respect to the common stock or ADR of such company. If there is no issuer with the same primary industry classification as the issuer of the underlying asset that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADR then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification; second, issuers with the same primary “Industry” classification; and third, issuers with the same primary “Industry Group” classification, in each case as the issuer of the underlying asset. “Sub-Industry,” “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a subsidiary of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures.

The substitute security will be deemed to be the underlying asset and the calculation agent will make any required adjustment to the initial level, share delivery amount, conversion level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by

General Terms of the Securities

reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.

If the underlying asset is delisted or trading of the underlying asset is suspended and the calculation agent determines that no substitute security comparable to the underlying asset exists, then the calculation agent will deem the closing level of the underlying asset on the trading day immediately prior to its delisting or suspension to be the closing level of the underlying asset on each remaining trading day to, and including, the final valuation date.

Delisting of ADRs or Termination of ADR Facility

If an ADR serving as the underlying asset is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the issuer of the non-U.S. stock and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the non-U.S. stock will be deemed to be such underlying asset, and the calculation agent will make any required adjustment to the initial level, share delivery amount, conversion level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by reference to the non-U.S. stock and such adjusted terms. To the extent that the non-U.S. stock and/or a group of one or more classes of non-U.S. stock substituted for the underlying asset represents more than or less than one share of such underlying asset, the calculation agent may modify the terms as necessary to ensure an equitable result including, but not limited to, changing the quantities and classes of such non-U.S. stock. On and after the change date, for all purposes, including the determination of the underlying return and final level on the final valuation date, the closing level of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “— Reorganization Events”, unless otherwise specified in the applicable final terms supplement.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as the underlying asset (“original ETF”) is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed the underlying asset.

If an ETF serving as the underlying asset is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, or the ETF is otherwise discontinued, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF, which is listed or approved for trading on a major U.S. exchange or market, whose ETF (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same target index as the original ETF or underlying constituents of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to its underlying constituents, any target index, market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the underlying asset and the calculation agent will make any required adjustment to the initial level, share delivery amount, conversion level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by reference to the substitute ETF and such adjusted terms. If the substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.

General Terms of the Securities

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing level of the original ETF by reference to a basket comprised of (i) the underlying constituents of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying constituents of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the underlying asset and the calculation agent will make any required adjustment to the initial level, share delivery amount, conversion level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing level of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day to, and including, the final valuation date.

If at any time the underlying constituents of an ETF serving as the underlying asset is changed in a material respect, or if the ETF in any other way is modified so that the level of its shares do not, in the opinion of the calculation agent, fairly represent the level of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and determine the closing levels of the affected underlying asset by reference to the level of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the level of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level in order to arrive at a level of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series A holders of specified percentages in principal amount of all Medium-Term Notes, Series A together in some cases with other series of our debt securities, will be able to take action

General Terms of the Securities

affecting all the Medium-Term Notes, Series A including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A accelerating the maturity of the Medium-Term Notes, Series A after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

General Terms of the Securities

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. exchange(s) or market(s) on which any underlying asset or underlying constituent is listed or admitted for trading. With respect to the underlying asset or underlying constituent issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange(s) or market(s) on which such instrument is listed or admitted for trading.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the payment at maturity, market disruption events, antidilution and reorganization adjustments, business days, trading days, the default amount, the underlying return, the initial level, the share delivery amount, the conversion level, the final level, and all other determinations with respect to the Securities, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable final terms supplement.

Use of Proceeds and Hedging

The net proceeds from the offering of the Securities will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases and sales of the underlying asset and/or underlying constituents, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on or after the applicable trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of the underlying asset and/or the underlying constituents;

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the above instruments;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying asset or underlying constituents; or

➢	any combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Securities on or before the final valuation date for your Securities. That step may involve sales or purchases of the instruments described above. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities. See “Risk Factors” beginning on page PS-16 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

This discussion does not address the U.S. federal income tax consequences of owning or disposing of the underlying asset you may receive at maturity. You should consult your tax advisor regarding the potential U.S. federal income tax consequences of owning or disposing of the underlying asset.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Securities and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or currencies,

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢	a financial institution or a bank,

➢	a regulated investment company or a real estate investment trust

➢	a life insurance company,

➢	a tax-exempt organization including an “Individual Retirement Account” or “Roth IRA”,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction, or who has entered into a “constructive sale” with respect to a security for tax purposes,

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

➢	a trader in securities who elects to apply a mark-to-market method of tax accounting.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The effects of any applicable state, local or foreign tax laws are not discussed.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Supplemental U.S. Tax Considerations

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

In addition, we will not attempt to ascertain whether any underlying asset or underlying constituent would be treated as a PFIC within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or maturity of a Security or upon receipt and ownership of the underlying asset. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

No statutory, judicial or administrative authority directly discusses how the Securities should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in the Securities are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Securities described below and as to the application of state, local or other tax laws to your investment in your Securities.

We believe that it would be reasonable to treat your Securities as a pre-paid derivative contract with respect to the underlying asset and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, subject to the discussion below of the “constructive ownership” rules, you should generally not accrue any income with respect to the Securities during the term of the Securities until sale or maturity of the Securities and you should generally recognize gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Subject to the discussion on the constructive ownership rules (discussed below), such recognized gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise, such gain or loss would be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

It is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from the issuer in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities ending prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.

If you receive shares of the underlying asset, you should be deemed to have applied the purchase price of your Security toward the purchase of the shares you receive. You should generally not recognize gain or loss with respect to the receipt of those shares. Instead, consistent with the position described above, your basis in the underlying asset received should equal the price you paid to acquire your Security, and that basis will be allocated proportionately among the shares. Your holding period for the shares of the underlying asset will begin on the day after receipt. With respect to any cash received in lieu of a

Supplemental U.S. Tax Considerations

fractional share the underlying asset, you will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the tax basis allocable to the fractional share.

Section 1260

If the underlying asset is, or includes equities that are treated as equity in, a “regulated investment company” (or a “trust”) such as certain ETFs, a REIT, a PFIC, a partnership, or other “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the “constructive ownership transaction” rules of Section 1260 of the Code may apply, in which case the tax consequences of sale, exchange or maturity of the Securities could be affected materially and adversely. Under the “constructive ownership” rules, if an investment in the Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of such Securities will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any “Excess Gain” to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued such that the amount in each successor year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security). In the case of Securities referencing a gold or silver ETF, if Section 1260 were to apply to your Securities any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles”. There exists a risk that an investment in Securities that are linked to shares of an ETF, PFIC, REIT or other “pass-thru” entity could be treated as a “constructive ownership transaction”. Furthermore, depending on the precise terms of a particular offering of Securities that reference an ETF or other “pass-thru entity”, the risk may be substantial that such Securities would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Securities could be recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”).

If such treatment applies, it is not clear to what extent any long-term capital gain recognized (or that portion treated as recognized upon delivery of the underlying asset at maturity pursuant to such constructive ownership rules) by a U.S. holder in respect of a Security would be recharacterized as ordinary income and subject to the interest charge described above, in part, because it is not clear how the “net underlying long-term capital gain” would be computed in respect of a Security. Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “pass-thru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the underlying asset, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying asset directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the Securities. However, it is also possible that all or a portion of your gain with respect to the Securities could be treated as “Excess Gain” if, for example, where an ETF is the sole underlying asset, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a United States holder would have recognized if on the issue date of the Securities the holder had invested the principal amount of the Securities in shares of the underlying asset that is treated as a “pass-thru entity” and sold those shares for their fair market value on the date the Securities are sold, exchanged or retired.

Supplemental U.S. Tax Considerations

In addition, all or a portion of your gain recognized with respect to the Securities could be “Excess Gain” if you purchase the Securities for an amount that is less than the principal amount of the Securities or if the return on the Securities is adjusted to take into account any extraordinary dividends that are paid on the shares of the underlying asset. Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Accordingly, it is possible that all or a portion of any gain on the sale or settlement of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge (or, in the case of a gold or silver ETF, subject to the tax rate applicable to “collectibles”). While physical settlement is contemplated only in the circumstance that the final level is less than the conversion level on the final valuation date, it is possible that there could be subsequent gain in the underlying asset between the final valuation date and the maturity date resulting in gain with respect to the Securities. In that case, under the constructive ownership rules, you would be treated as having sold your Securities and all or a portion of any recognized long-term capital gain would be subject to recharacterization as ordinary income and subject to an interest charge as described above. Appropriate adjustments in your tax basis in the underlying asset would be required. Because the application of the constructive ownership rules to the Securities is unclear, you are urged to consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the Securities.

PFIC Rules

In general, if a U.S. taxpayer holds an interest in a PFIC, such U.S. taxpayer is required to report any gain on disposition of an interest in such PFIC as ordinary income, rather than as capital gain, and the taxpayer is subject to tax on such gain in the year such gain is recognized at the highest ordinary income tax rate and for a non-deductible interest charge at the federal underpayment rate as if the gain had been earned ratably over each day in such taxpayer’s holding period and such tax liabilities had been due with respect to each prior year in the taxpayer’s holding periods. In the event that the Securities reference any PFIC or an ETF that owns any shares in a PFIC, the application of the PFIC rules to the Securities would be unclear, and it is possible that U.S. holders of Securities could be subject to the PFIC rules to the extent that the Securities directly or indirectly references shares in one or more PFICs. Accordingly, you should consult your tax advisor regarding the potential application of the PFIC rules to an investment in the Securities.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are materially different from those described above and could adversely affect the timing and/or character of income or loss with respect to the Securities. The IRS has released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of

Supplemental U.S. Tax Considerations

the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Contingent Debt Instrument. If the Securities have a term greater than one year, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Contingent Short-Term Debt Instrument. Similarly, if the Securities have a term of one year or less, it is possible that the Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Other Alternative Treatments. The IRS could also possibly assert that (i) you should be treated as owning the components of any underlying asset, (ii) any gain or loss that you recognize upon the exchange or maturity of the Securities should be treated as ordinary gain or loss or short-term capital gain or loss, (iii) you should be required to accrue interest income over the term of your Securities, (iv) you should be required to include in ordinary income an amount equal to any increase in the underlying asset that is attributable to ordinary income that is realized in respect of the components of any underlying asset, such as interest, dividends or net-rental income or (v) you should be required to recognize taxable gain upon a rollover, rebalancing or change, if any, of the components of any underlying asset. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by the 2007 IRS notice, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Supplemental U.S. Tax Considerations

Information Reporting with respect to Foreign Financial Assets

United States holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange or maturity of the Securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed and fully completed applicable IRS Form W-8, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

Subject to Section 871(m) and FATCA (as discussed below), if you are a non-U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status including providing a properly executed and fully completed applicable IRS Form W-8. Gain from the sale or exchange of the Securities or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

Further, we will not attempt to ascertain whether the issuer of any underlying asset or underlying constituent would be treated as a USRPHC within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property

Supplemental U.S. Tax Considerations

interests” as defined in Section 897 of the Code. If the issuer of any underlying asset or underlying constituent or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. Holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying asset or underlying constituent as a United States real property holding corporation or the Securities as United States real property interests.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks or indices containing U.S. stocks, may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2016 that are treated as dividend equivalents for Securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities issued before the above “grandfather date” should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to “grandfathered” Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying asset. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e. certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA generally apply to certain “withholdable payments” and, if made after December 31, 2016, payments of certain gross proceeds on sale or disposition, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru

Supplemental U.S. Tax Considerations

payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as foreign financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences (including possible application of Section 1260 and alternative treatments and the issues presented by the 2007 IRS notice) of an investment in the Securities (or any shares of the underlying asset received at maturity), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying asset issuer).

Certain ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Securities will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable final terms supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc., as applicable, will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable final terms supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable final terms supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.